IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                               )     Chapter 11
                                    )
SLM INTERNATIONAL, INC.             )     Case No. 95-1313 (HSB)
                                    )
                  and               )     and
                                    )
SPORT MASKA INC.,                   )     Case No. 95-1314 (HSB)
                                    )
                  and               )     and
                                    )
MASKA U.S., INC.,                   )     Case No. 95-1315 (HSB)
                                    )
                  and               )     and
                                    )
#1 APPAREL, INC.,                   )     Case No. 95-1316 (HSB)
                                    )
                  and               )     and
                                    )
#1 APPAREL CANADA INC.              )     Case No. 95-1317 (HSB)
                                    )
                  and               )     and
                                    )
ST. LAWRENCE MANUFACTURING          )     Case No. 95-1318 (HSB)
CANADA INC.,                        )
                                    )     and
                  and               )
                                    )     Case No. 95-1319 (HSB)
MITCHEL & KING SKATES LIMITED,      )
                                    )
                  Debtors.          )

                              FIRST MODIFICATION TO
            FIRST AMENDED JOINT CHAPTER 11 PLAN (AS MODIFIED)
                      Dated as of November 12, 1996


   KASOWITZ, BENSON, TORRES &                      YOUNG, CONAWAY, STARGATT
     FRIEDMAN LLP                                    & TAYLOR
   David M. Friedman                               Laura Davis Jones
   David S. Rosner                                 Robert S. Brady
   Adam L. Shiff                                   Rodney Square North
   1301 Avenue of the Americas                     P.O. Box 391
   New York, New York 10019                        Wilmington, Delaware 19899
   (212) 506-1700                                  (302) 571-6600

                CO-COUNSEL FOR DEBTORS AND DEBTORS-IN-POSSESSION

          SLM International, Inc., Sport Maska Inc., Maska U.S., Inc., #1 Apparel Inc., #1 Apparel Canada Inc., St. Lawrence Manufacturing Canada Inc. and Mitchel & King Skates Limited, the above-captioned debtors and debtors-in-possession by and through their undersigned counsel, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, hereby submit the following modifications to the First Amended Joint Plan of Reorganization (As Modified):


          I. Section 4.D.1 of the Plan is deleted in its entirety and replaced with the following language:

4.D.1  CLASS 4. FLEET CLAIMS

          1. Classification: Class 4 consists of all Fleet Claims.

          2. Treatment: In full satisfaction, payment and discharge of the Fleet Claims, the holder of the Allowed Fleet Claim shall receive the treatment set forth in that certain Stipulation and Order Providing For Assumption of Master Equipment Lease and Fixing Claims With Respect Thereto entered on September 24, 1996 (the "Fleet Stipulation"). Each of the provisions of the Fleet Stipulation is incorporated as part of the Plan as if set forth in full herein. Class 4 is impaired and the holder of the Fleet Claims is entitled to vote to accept or to reject the Plan.


          II. The last sentence of Section 8.A. of the Plan is deleted in its entirety and replaced with the following language:

          Notwithstanding the foregoing, (i) the Debtors are and shall remain from and after the Effective Date separate legal entities under applicable non-bankruptcy law, (ii) Reorganized SLMI shall continue to own 100% of the authorized, issued and outstanding capital stock of each Reorganized Subsidiary,
(iii) within the discretion of Reorganized SLMI, any intercompany debt (including intercompany debt owed by Apparel Canada, SLM Canada and Sport Maska (the "Canadian Subsidiaries") shall remain outstanding, and (iv) as a result of the distributions to be made to holders of the Allowed Non-Maska Unsecured Claims against the Canadian Subsidiaries, Reorganized SLMI shall acquire, in place of such holders, the claims that constituted the Allowed Non-Maska Unsecured
                                      - 2 -

Claims against the Canadian Subsidiaries, which claims shall remain outstanding and owed by such Canadian Subsidiaries to Reorganized SLMI.

Dated:  January 16, 1997


                               YOUNG, CONAWAY, STARGATT & TAYLOR


                               --------------------------------------
                               Laura Davis Jones (No. 2436)
                               Robert S. Brady (No. 2867)
                               11th Floor, Rodney Square North
                               P.O. Box 391
                               Wilmington, Delaware  19899
                               (302) 571-6600

                               KASOWITZ, BENSON, TORRES &
                                FRIEDMAN LLP
                               David M. Friedman
                               David S. Rosner
                               Adam L. Shiff
                               1301 Avenue of the Americas
                               New York, New York  10019

                               CO-COUNSEL FOR DEBTORS
                               AND DEBTORS-IN-POSSESSION


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